                                                                   Exhibit 23.5




                          INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to Registration Statement No. 333-44929 of Pegasus Communications Corporation of our report dated November 10, 1997 on the financial statements of Satellite Television Services, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.





                                                     /s/Deloitte & Touche LLP
                                                     -------------------------
                                                     DELOITTE & TOUCHE LLP


Indianapolis, Indiana
April 13, 1998